UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 21, 2007

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-50429	33-1059313
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

575 Madison Avenue, 10th Floor, New York, New York	10022-2511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

Corumel Minerals Corp.
(Former name or former address, if changed since last report)

8.01 Other Events

Business and Basis of Presentation

Item 1. Management’s Plan of Operation.

Since June 30, 2007, the company through its participation with Cavitation Concepts Corporation (CCC), one of its major shareholders, has now changed its position to a very diversified business plan. This includes the further development of its potable water operations (purchased October 2006) along with other new water and power technologies now established and being utilized in the United States and Europe. It also has an, agreement on the sale of Emeralds as of August 31 2007, the information as filed in the 8k of November 2, 2007. The company also now has secured an interest in CCC operations which include a technology with a company known as Global Virtual Clinics to operate clinics in Florida, The Bahamas and the Caribbean. This technology will be used for the diagnostics and control of medical problems by the elite professionals.

The company is now beginning, in November, to generate revenues with a profit that will be substantial in this 3rd quarter of operations.

Forward Looking Statements

This report on Form 8-K contains certain forward-looking statements within the meaning of Section 21e of the Securities Exchange Act of 1934 , as amended, and other applicable securities laws. All statements other than statements of historical fact are “ forward-looking statements ” for purposes of these provisions, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or explorations; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements.

Form 8-K	Prospero Minerals Corp.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.

By:/s/ Hubert L.Pinder

Name: Hubert L. Pinder
Title : Chief Financial Officer
Dated: November 21, 2007